                                  EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated March 12, 1999, except for Note 13 which is as of March 26, 1999, relating to the consolidated financial statements of Frontline Communications Corporation as of December 31, 1998 and for the two years then ended as well as our report dated December 18, 1998 relating to the financial statements of WOWFactor, Inc. as of December 31, 1997 and for the two years then ended and our report dated December 22, 1998 relating to the financial statements of Roxy Systems, Inc., as of December 31, 1997 and for the year then ended.

         We also consent to the reference to us under the caption "Experts" in the prospectus.



                                                  /s/ BDO Seidman, LLP
                                                  ---------------------------
                                                  BDO SEIDMAN, LLP

                                                  New York, New York
                                                  December 16, 1999